Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Subaye, Inc. (the “Company”) on Form 10-Q/A for the three months ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q/A”), I, Zhiguant Cai, CEO of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Form 10-Q/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended,  and;

2. The information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 25, 2010

/s/ Zhiguang Cai
Zhiguang Cai, Chief Executive Officer